Exhibit 10.3

NOTE: THIS DOCUMENT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. PORTIONS OF THIS DOCUMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED AND ARE MARKED HEREIN BY “[***]”. SUCH REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO THE CONFIDENTIAL TREATMENT REQUEST.

SECOND AMENDMENT TO

EXHIBITOR SERVICES AGREEMENT

This SECOND AMENDMENT TO EXHIBITOR SERVICES AGREEMENT (this “Amendment”), dated as of October 1, 2010, is between REGAL CINEMAS, INC., a Tennessee corporation (“FM”), and NATIONAL CINEMEDIA, LLC, a Delaware limited liability company (“LLC”).

RECITALS

WHEREAS, FM and LLC have entered into the Exhibitor Services Agreement dated as of February 13, 2007, as amended by the Amendment to Exhibitor Services Agreement dated as of November 5, 2008 (collectively, the “Agreement”); and

WHEREAS, FM and LLC desire to provide for certain amendments to the Agreement specified herein.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Agreement shall be used herein as so defined.

Section 2. Amendments to Article 1 – Definitions.

(a) Section 1.01 of the Agreement is hereby amended by adding the following definitions of “3D”, “3D Advertising Services”, “3D Digital Programming Services”, “3D Glasses”, “3D Meeting Services” and “3D Services” before “4.03 Revenue”:

“3D” means a digital format that is three dimensional and creates the illusion of depth perception.

“3D Advertising Services” means any of the Digital Carousel, the Pre-Feature Program, the Policy Trailer and the Event Trailer portions of the Advertising Services that are viewed by theatre patrons in 3D by using the Digital Cinema Equipment and 3D Glasses.

“3D Digital Programming Services” means the Digital Programming Services that are viewed by theatre patrons in 3D by using the Digital Cinema Equipment and 3D Glasses.

“3D Glasses” means glasses worn by theatre patrons to enable them to view content in 3D that meet or exceed 3D Equipment supplier’s specifications and are approved by Exhibitor.

“3D Meeting Services” means the Meeting Services that are viewed by theatre patrons in 3D by using the Digital Cinema Equipment and 3D Glasses distributed through LLC’s Digital Content Network.

“3D Services” means collectively, any of the 3D Advertising Services, the 3D Meeting Services and the 3D Digital Programming Services.

(b) Section 1.01 of the Agreement is hereby amended by adding the following definition of “ACE Solution” immediately after the definition of “Acceptance Notice” contained therein:

“ACE Solution” means a delivery system in which the DCN screen player is eliminated, and the ACE (also referred to as an alternative content engine) interfaces directly with the digital cinema theatre management server (also referred to as “TMS”), as illustrated on Schedule 2. The ACE Solution is also known as “fully integrated”.

(c) Section 1.01 of the Agreement is hereby amended by adding the following definitions of “DCI Spec Compliance” and “DCIP” immediately after the definition of “Creative Services” contained therein:

“DCI Spec Compliance” means compliance with (i) the Digital Cinema Specification Version 1.2 released on March 7, 2008 by Digital Cinema Initiatives, LLC and its errata; (ii) the DCI Stereoscopic Digital Cinema Addendum Version 1.0 released on July 11, 2007 and its errata; and (iii) any applicable specifications formally approved and adopted by SMPTE DC28, each as of March 10, 2010.

“DCIP” means Digital Cinema Implementation Partners, LLC, a Delaware limited liability company.

(d) Section 1.01 of the Agreement is hereby amended by adding the following definitions of “Digital Cinema Equipment” and “Digital Cinema Screen” immediately after the definition of “Digital Carousel” contained therein:

“Digital Cinema Equipment” has the meaning assigned to it in Section 3.06(a).

“Digital Cinema Screen” means a screen in an auditorium in a Theatre that is equipped with Digital Cinema Equipment and such Digital Cinema Equipment is operational to provide the Services.

(e) Section 1.01 of the Agreement is hereby amended by adding the following definition of “Dual Interface Architecture” immediately after the definition of “Disposition” contained therein:

“Dual Interface Architecture” means a delivery system in which the SMS and the DCN screen player connect to the same digital cinema projector (one projector with two play-back servers), as illustrated on Schedule 3.

(f) Section 1.01 of the Agreement is hereby amended by adding the following definition of “Low Resolution Projection System” immediately after the definition of “Loews Theatres” contained therein:

“Low Resolution Projection System” means a digital projection system deployed in Theatres that (i) is not DCI Spec Compliant, (ii) has a maximum resolution less than 2K (i.e., a resolution of less than 2048×1080), and (iii) is similar in functionality to the low resolution projection systems currently deployed in Theatres, as illustrated on Schedule 4.

(g) Section 1.01 of the Agreement is hereby amended by adding the following definition of “LLC Confirmation” immediately after the definition of “LLC Agreement” contained therein:

“LLC Confirmation” has the meaning assigned to it in Section 3.06(a).

(h) Section 1.01 of the Agreement is hereby amended by adding the following definition of “Non-LLC 3D Content” immediately after the definition of “Non-Digitized Theatres” contained therein:

“Non-LLC 3D Content” has the meaning assigned to it in Section 4.16(c).

(i) Section 1.01 of the Agreement is hereby amended by adding the following definition of “PDA” immediately after the definition of “Party” contained therein:

“PDA” has the meaning assigned to it in Section 3.06(a).

(j) Section 1.01 of the Agreement is hereby amended by adding the following definition of “Projection System” immediately after the definition of “Pre-Feature Programming Schedule” contained therein:

“Projection System” means, collectively, a digital projection system including at least the following components: a digital projector with a minimum resolution of 2K, a digital cinema playout system (server or media block) and a screen management system for the relevant Screen.

(k) Section 1.01 of the Agreement is hereby amended by adding the following definition of “Theatre Maintenance Fee per Digital Cinema Screen” immediately after the definition of “Theatre Advertising” contained therein:

“Theatre Maintenance Fee per Digital Cinema Screen” has the meaning assigned to it in Schedule 1.

Section 3. Amendment to Article 2 - Participation and Fees. Article 2 of the Agreement is hereby amended by adding the following Section 2.05(b)(iv) immediately after Section 2.05(b)(iii):

(iv) Theatre Maintenance Fee per Digital Cinema Screen. If applicable, LLC shall pay FM the Theatre Maintenance Fee per Digital Screen, as set forth in Schedule 1, along with and at the same time as the Theatre Access Fee, beginning with the first month in which a LLC Confirmation (as defined in Section 3.06(a)) is delivered to FM.

Section 4. Amendment to Article 3 – Equipment. Article 3 of the Agreement is hereby amended by deleting Section 3.06 in its entirety and substituting the following:

Section 3.06. Conversion of Theatres to Digital Cinema Equipment.

(a) Conversion of Digitized Theatres. During the Term and at its sole option, FM may choose to install a Projection System in one or more auditoriums in any Digitized Theatre. As between FM and LLC, FM will be responsible for purchasing, installing and maintaining the Projection Systems selected by FM. After the installation of a Projection System in an auditorium in a Digitized Theatres, FM, at its sole option, may elect to convert the manner in which the Services are exhibited in such auditorium from the existing Low Resolution Projection System to either a Dual Interface Architecture or the ACE Solution; provided that equipment capable of exhibiting live Digital Programming Services need not be provided by FM to an extent greater than that hereafter set forth in this Section 3.06(a) required by this Agreement. Upon such conversion, such Projection Systems shall constitute FM Equipment under this Agreement (the “Digital Cinema Equipment”), including, but not limited to, the Equipment set forth on Schedule A. Notwithstanding the foregoing, LLC shall not be permitted to use the Digital Cinema Equipment for Digital Programming Services or Meeting Services unless (i) LLC has entered into a participating distributor agreement (a “PDA”) with DCIP or, under certain circumstances (including without limitation, upon the expiration or termination of the PDA with DCIP), with FM, (ii) such PDA has not been terminated and is not in default and (iii) for Meeting Services, all content utilizing the Digital Cinema Equipment is distributed through LLC’s Digital Content Network. FM will ensure that such conversion of the Services will not lessen the number of auditoriums in such Digitized Theatre which are required by the Agreement to exhibit live Digital Programming Services; provided that (i) LLC shall ensure that such live Digital Programming Services are delivered to such Digital Cinema Equipment in a format that is compatible with such Digital Cinema Equipment without any additional equipment, software or licenses unless such additional equipment, software or licenses are purchased by LLC and does not render such Digital Cinema Equipment not DCI Spec Compliant. During such conversion, FM shall be responsible for connecting the Equipment, including LLC Equipment, to the FM Equipment in a functional manner as mutually agreed by FM and LLC. LLC shall be responsible for providing specifications and process instructions to FM for such connectivity in advance of the scheduled conversion; provided that such specifications and process instructions shall not require FM to acquire any additional equipment or software in order to effectuate such connectivity unless such additional equipment or software is purchased by LLC and does not render such Digital Cinema Equipment not DCI Spec Compliant. Once LLC receives notice from FM that a Projection System has been installed in a given auditorium and that FM has elected to convert the Services to such Projection System, LLC and FM shall have the responsibility to jointly test such conversion to ensure that the Digital Cinema Equipment is operational to provide the Services. LLC and FM hereby agree that the Auditoriums listed on Schedule 3.06(a) have Digital Cinema Equipment operational to provide Services as of the date of this Amendment. If the conversion is operational to provide the Services, LLC shall notify FM in writing (the “LLC Confirmation”). If the conversion is not operational to provide the Services, LLC and FM shall cooperate to make the system operational to provide the Services. The Parties agree that LLC shall have 60 days, which shall include all testing, following receipt of notice from FM that a Projection System has been installed and is capable of receiving the Services in a given auditorium to complete the conversion in such auditorium. Until the testing of the conversion has been completed and approved, FM shall not be permitted to remove the Low Resolution Projection System from such auditorium. After a conversion of an auditorium has been completed and approved, FM may, in certain limited circumstances, replace the Digital Cinema Equipment with 35mm projection. In such event FM shall reinstall Low Resolution Projection Systems in order to deliver the Services in such auditoriums and FM will no longer be required to exhibit 3D Services in such auditoriums.

(b) Non-Digital Theatres. During the Term and at its sole option, FM may choose to install a Projection System in one or more auditoriums in any Non-Digitized Theatre. As between FM and LLC, FM will be responsible for purchasing, installing and maintaining the Projection Systems selected by FM. After the installation of a Projection System in an Auditorium in a Non-Digitized Theatre, FM, at its sole option, may elect to convert such Non-Digitized Theatre to a Digitized Theatre; provided that LLC shall not be permitted to use the Digital Cinema Equipment for Digital Programming Services or Meeting Services unless (i) LLC has entered into a PDA with DCIP or, under certain circumstances (including without limitation, upon the expiration or termination of the PDA with DCIP), with FM, (ii) such PDA has not been terminated and is not in default and (iii) for Meeting Services, all content utilizing the Digital Cinema Equipment is distributed through LLC’s Digital Content Network. Upon such conversion, such Projection Systems shall constitute Digital Cinema Equipment under this Agreement. During such conversion, FM shall be responsible for connecting the Equipment, including LLC Equipment, to the FM Equipment in a functional manner as mutually agreed by FM and LLC. LLC shall be responsible for providing specifications and process instructions to FM for such connectivity in advance of the scheduled conversion; provided that such specifications and process instructions shall not require FM to acquire any additional equipment or software in order to effectuate such connectivity. Once LLC receives notice from FM that a Projection System has been installed in a given auditorium and that FM has elected to convert such Non-Digitized Theatre to a Digitized Theatre, LLC and FM shall have the responsibility to jointly test such conversion to ensure that the Equipment is operational to provide the Services. If the conversion is operational to provide the Services, LLC shall provide FM with a LLC Confirmation. If the conversion is not operational to provide the Services, LLC and FM shall cooperate to make the system operational to provide the Services. The Parties agree that LLC shall have 60 days, which shall include all testing, following receipt of notice from FM that a Projection System has been installed and is capable of receiving the Services in a given auditorium to complete the conversion in such auditorium. After a conversion of an auditorium has been completed and approved, FM may, in certain limited circumstances, replace the Digital Cinema Equipment with 35mm projection. In such event FM shall install Low Resolution Projection Systems in order to deliver the Services in such auditoriums and FM will no longer be required to exhibit 3D Services in such auditoriums.

(c) Maintenance Obligations. At the time any Digital Cinema Equipment is used to deliver Services hereunder, whether using a Dual Interface Architecture or the ACE Solution, LLC shall have no further obligation to maintain the Low Resolution Projection System in that auditorium or to remove or dispose of such projection system. LLC shall continue to be responsible for maintaining the Equipment, including the LLC Equipment and any remaining Low Resolution Projection Systems in use at such Digitized Theatre, pursuant to the terms of this Agreement, as identified on Schedules 2, 3 and 4. FM shall continue to be responsible for maintaining all FM Equipment, including the Digital Cinema Equipment.

(d) Dual Interface Architecture or ACE Solution. Subject to the requirements and procedures set forth in Section 3.06(a) or (b) as applicable nothing in this Section 3.06 shall prohibit FM from implementing either a Dual Interface Architecture or the ACE Solution or from switching from a Dual Interface Architecture to the ACE Solution or vice-versa. In addition, in certain limited circumstances, FM may replace the Digital Cinema Equipment with 35mm projection in specific auditoriums and, in such circumstances, FM shall reinstall Low Resolution Projection Systems in order to deliver the Services in such auditoriums on the same terms and conditions as existed prior to the initial conversion to either a Dual Interface Architecture or ACE Solution, as applicable. For any auditorium converted to the ACE Solution, LLC shall be responsible for all costs necessary to provide the Services for each digital cinema playlist in the SMPTE format described in Section 4.01(a), and FM will be responsible for all costs necessary to receive the Services content into FM’s TMS and append the digital cinema playlist to provide LLC substantially the same functionality that existed before the conversion to the ACE Solution.

(e) Conversion Reporting. FM will provide LLC with a weekly report setting forth (i) a list of the auditoriums in each Digitized Theatre that FM intends to convert the Services to Dual Interface Architecture or ACE Solution and the time frame thereof, (ii) a list of the auditoriums in each Non-Digitized Theatre that FM intends to convert to auditoriums in a Digitized Theatre using a Dual Interface Architecture or ACE Solution and the time frame thereof, and (iii) a list of the auditoriums in each Theatre as to which Digital Cinema Equipment is being used for Services.

(f) Integration. The Parties shall cooperate in good faith during the conversion process contemplated by this Section 3.06. Once LLC receives notice from FM that a Projection System has been installed in a given auditorium and FM has elected to convert the Services to such Projection System, LLC shall reimburse FM for incremental costs incurred by FM resulting from delays by LLC in completing the integration within 60 days following receipt of notice from FM that a Projection System has been installed in a given auditorium.

Section 5. Amendments to Article 4 – Delivery of the Service.

(a) Article 4 of the Agreement is hereby amended by adding the following sentences to the end of Section 4.01(a):

If FM elects to use the ACE Solution to deliver the Services which use Digital Cinema Equipment, LLC shall ensure that such Services that are not live are provided to FM as specified in the SMPTE draft, as of March 10, 2010, named Proposed 430-8, D-Cinema Operations Show Playlist (which addresses provision of show playlist and showpack by a third party to a DCI compliant TMS) and, with respect to the Digital Carousel, the Pre-Feature Program, the Policy Trailer and the Event Trailer, in the format of the film exhibited on the FM Equipment which follows the Services. The Parties further agree that any Digital Programming Services provided by LLC which use Digital Cinema Equipment will meet the following standards with respect to digital and projection format: JPEG 2000 encoded, MXF wrapped and in the flat format (1:1.85 aspect ratio) or such other requirements as are adopted by motion picture distributors as the appropriate standards for the exhibition of motion pictures. LLC and FM agree to cooperate in good faith to deliver in the future live broadcast services to FM by IP stream if so requested by FM. Notwithstanding the foregoing, the Parties agree that from the date hereof through the earlier of (i) the date that the ACE Solution has been installed with respect to 1,000 total Digital Screens (including Digital Screens operated by the other Founding Members of LLC and Network Affiliates), or (ii) December 31, 2011, LLC may deliver the Services to Theatres requiring the JPEG 2000 format via disc drives rather than via satellite.

(b) Article 4 of the Agreement is hereby amended by adding Section 4.16 as follows:

Section 4.16. 3D Services.

(a) Access to Projection Systems for 3D Digital Programming Services and 3D Meeting Services. Subject to the terms and conditions of this Agreement, including, without limitation Exhibit B hereof and this Section 4.16, if and to the extent that FM has the capability to exhibit full-length motion pictures using a Projection System in 3D in one or more auditoriums in any Theatre, LLC shall have the right to exhibit 3D Digital Programming Services or 3D Meeting Services using such Projection System in the minimum number of auditorium(s) specified in Exhibit B provided such auditoriums have the equipment necessary to exhibit Digital Programming Services; provided that prior to any such exhibition, (i) LLC shall have entered into a PDA with DCIP, or under certain circumstances (including without limitation, upon the expiration or termination of the PDA with DCIP), with FM, (ii) such PDA shall not have been terminated and is not in default, (iii) all 3D content has been properly conditioned to meet the specifications of FM D equipment provider and (iv) in addition to the amounts payable to FM pursuant to the terms of this Agreement, LLC shall have agreed to reimburse FM for a percentage of any third party licensing fees (the “3D Licensing Fees,” which are currently deemed to be $[***] per each patron who attends the relevant exhibition) incurred by FM related to use of the 3D equipment for the exhibition of such 3D Digital Programming Services or 3D Meeting Services equal to the percentage of revenue LLC retains for each ticket sale for such exhibition. For example, in the case of Digital Programming Services for which FM retains [***]% of Net Ticket Revenue for tickets sold pursuant to Exhibit B, LLC will reimburse FM for [***]% of the third party licensing fees and FM shall pay the remaining [***]%. Thus, based on the current 3D Licensing Fee of $[***] per patron the amount reimbursed by LLC would be $[***] per patron, based on the just preceding example. The parties acknowledge, however, that FM may, from time to time and in its discretion, renegotiate the amount of the 3D Licensing Fee with respect to alternative content in the United States with the relevant 3D equipment provider. If so, then the renegotiated 3D Licensing Fee shall be used to calculate the amounts reimbursable by LLC pursuant to the preceding clause (iv). LLC (i) acknowledges that FM is currently negotiating certain licensing fees with its 3D equipment provider for use of certain technology and hardware necessary to stream live 3D content and (ii) agrees that such negotiations, or resulting amendment, shall not cause the preceding sentence to become operative. To the extent such Projection System has not become Digital Cinema Equipment in accordance with Section 3.06, LLC shall be responsible for providing such 3D Digital Programming Services and 3D Meeting Services in a form and format to be reasonably requested by FM. In the event that LLC requests FM to ingest and play 3D Digital Programming Services or 3D Meeting Services on FM’s Player, if there are incremented costs that are going to be received beyond FM’s normal operating procedures then FM and LLC must meet and agree on the appropriate reimbursement to be paid by LLC to FM to offset such FM incremental costs necessary to accommodate LLC’s request.

(b) Access to Projection Systems for 3D Advertising Services. Subject to the terms and conditions of this Agreement, including, without limitation this Section 4.16, if and to the extent that FM has the capability to exhibit full-length motion pictures using a Projection System in 3D in one or more auditoriums in any Digitized Theatre, LLC shall have the right to exhibit 3D Advertising Services using such Projection System in such auditoriums, in the following instances (i) after the Services have been converted to such Projection System in accordance with Section 3.06, (ii) prior to the presentation of a 3D motion picture or other 3D content that is not distributed by LLC (“Non-LLC 3D Content”) or (iii) in conjunction with Digital Programming Services; in each case, such 3D Advertising Services, (x) will be properly conditioned to meet the specifications of FM 3D equipment providers, and (y) LLC shall pay or reimburse FM for any and all third party licensing fees incurred by FM related to use of the 3D equipment in conjunction with 3D Advertising Services. Notwithstanding the foregoing, to the extent such Projection System has not become Digital Cinema Equipment in accordance with Section 3.06, LLC shall be responsible for providing such 3D Advertising Services in a form and format to be reasonably requested by FM. In the event that LLC requests FM to ingest and play 3D Advertising on FM’s player, if there are incremental costs that are going to be incurred beyond FM’s normal operating procedures then FM and LLC must meet and agree on the appropriate reimbursement to be paid by LLC to FM to offset such FM incremental costs necessary to accommodate LLC’s request.

(c) 3D Glasses. LLC agrees that FM will bear no expense with respect to 3D Glasses provided to theatre patrons to view 3D Services. If 3D Services are to be exhibited prior to a stand-alone Digital Programming Services or Meeting Services, whether in 3D or not, LLC will pay all costs for 3D Glasses and will arrange for the delivery of the 3D Glasses to appropriate theatres. In the case of 3D Services distributed prior to the presentation of Non-LLC 3D Content, LLC shall obtain any and all necessary consents to allow theatre patrons to use the 3D Glasses delivered to FM by the provider of such Non-LLC 3D Content; provided that LLC shall be liable for, and, if necessary, reimburse FM for, any and all costs imposed by such provider on either LLC or FM for the use of 3D Glasses to view the 3D Services; provided, further, that if FM agrees with such provider to purchase 3D Glasses in order to provide them to theatre patrons to view such Non-LLC 3D Content, then the Parties will negotiate in good faith a reasonable allocation of such costs between FM and LLC, which costs shall include additional payroll or general and administrative costs incurred by FM for inventory and storing such 3D Glasses for LLC. LLC will not interfere with the rights of Real D to advertise its business, products or services on storage bins for 3D Glasses, as set in the current agreement(s) between FM and Real D, or between Real D and any distributor.

(d) Applicability of ESA Provisions. All provisions of this Agreement, including the revenue provisions of Article 2 and the content standards set forth in Section 4.03, will apply to any advertising on 3D Glasses, packaging for 3D Glasses and 3D Glasses recycling bins used by LLC in connection with the distribution of 3D Services. Advertising on 3D Glasses and packaging for 3D Glasses will be permitted only as approved by FM in its sole and absolute discretion.

Section 6. Amendment to Schedule 1 – Calculation of Exhibitor Allocation, Theatre Access Fee and Run-Out Obligations. Schedule 1 of the Agreement is hereby amended by adding the following definition of “Theatre Maintenance Fee per Digital Cinema Screen” immediately after the definition of “Theatre Advertising”:

“Theatre Maintenance Fee per Digital Cinema Screen” means, (i) beginning in the month in which the conversion of any screen in any auditorium in any Theatre to a Digital Cinema Screen (either through Dual Interface Architecture or the ACE Solution) is initially completed and is operational for the exhibition of the Pre-Feature Program and LLC has delivered the LLC Confirmation with respect to such Digital Cinema Screen or (ii) beginning in the month in which a new-build auditorium with a Digital Cinema Screen is initially operational for the exhibition of the Pre-Feature Program as confirmed by LLC, a monthly payment in addition to the Theatre Access Fee per Digital Screen shall be made from LLC to FM in the amount of $[***] per month through the end of LLC’s 2011 fiscal year which additional amount shall increase [***]% annually thereafter, with payment for (y) the first month to be pro rata based upon the number of days in such month in which the converted screen is operational and (z) the last month in the term of this Agreement (or the last month in which the Digital Cinema Equipment is not removed from such Digital Cinema Screen) to be [***]% of the applicable monthly payment then due. The amount of the Theatre Maintenance Fee per Digital Cinema Screen shall be the same regardless of whether the Dual Interface Architecture or the ACE Solution is chosen to deliver Services in any auditorium; provided that if FM removes the Digital Cinema Equipment in any Digital Cinema Screen as permitted by Section 3.06, LLC shall no longer be liable to pay FM the Theatre Maintenance Fee with respect to such Digital Cinema Screen until such time as Projection System is reinstalled in such Screen.

Section 7. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies either Party may have under the Agreement, and shall not be considered to create a course of dealing or to otherwise obligate in any respect either Party to execute similar or other amendments under the same or similar or other circumstances in the future. Except as expressly amended hereby, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

Section 8. Miscellaneous. The Parties agree that Article 15 of the Agreement shall apply mutatis mutandis to this Amendment and is incorporated by reference herein.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGAL CINEMAS, INC.

By:	/s/ Amy Miles

Name:	Amy Miles
Title:	CEO

NATIONAL CINEMEDIA, LLC

By:	National CineMedia, Inc., its Manager

By:	/s/ Kurt C. Hall

Name:	Kurt C. Hall
Title:	Chairman and Chief Executive Officer

SCHEDULE 3.06(a)

[***]

SCHEDULE A

DCN Advertising

Equipment List for Separate Systems

[***]

DCN Advertising

Equipment List for Dual Interface

[***]

DCN Advertising

Equipment List for Full Integration

[***]

DBN Fathom

Equipment List using LCD Projector

[***]

DBN Fathom

Equipment List using Digital Cinema Projector

[***]

SCHEDULE 2

“ACE Solution” Architecture

[***]

SCHEDULE 3

“Dual Interface” Architecture

[***]

SCHEDULE 4

“Low Resolution Projection System”

[***]

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